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                                                                  EXHIBIT 23.4



                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of MSX International, Inc. for the registration of $100,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 and to the inclusion of our report dated April 12, 1996, with respect to the combined financial statements of APX International for the year ended December 30, 1995.

                                                DRAFT

                                                ERNST & YOUNG LLP

April 6, 1998
Boston, Massachusetts